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                                                                   Exhibit 10.13



                             EQUITY PLEDGE AGREEMENT

     This Equity Pledge Agreement (this "Agreement") is executed by and among the following parties on February, 12th , 2007 in Beijing, China.

PLEDGOR A: Ma Xiao Feng
ID NUMBER: 110102631021233
ADDRESS:   No. 2 Fu Xing Men Wai Avenue, West District, Beijing, China

PLEDGOR B: Wang Lin
ID NUMBER: 110108196107114972
ADDRESS:   No. 8, Building 2, No. 15 Bei Feng Wo Road, Haidian District,
Beijing, China

Unless otherwise provided hereunder, Pledgor A and Pledgor B shall hereinafter be referred to collectively as the "Pledgors".

PLEDGEE:   ATA Learning (Beijing), Inc.
REGISTERED ADDRESS: 8th Floor, East Tower, No. 6 GongYuan West Road, JianGuoMenNei, Beijing, China
POST CODE: 100005


WHEREAS:

     Pledgors, Ma Xiao Feng and Wang Lin are all citizens of the People's Republic of China (the "PRC"), and each holds 90% and 10% interests in ATA Online (Beijing) Education Technology Limited (hereinafter referred to as "ICP Company") respectively. ICP Company is a company registered in Beijing, PRC, engaged in the business of Internet Testing Preparation Service.

     Pledgee is a wholly foreign-owned enterprise registered in Beijing, PRC, with approvals from the relevant PRC authorities to engage in the business of, among others, the internet testing preparation service. Pledgee and ICP Company owned by Pledgors have entered into the agreements listed in Appendix 1 hereto (collectively, the "Service Agreements").

     To secure the fees payable under the Service Agreements (the "Service Fee") from ICP Company to Pledgee, Pledgors hereby pledge their respective interests in

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ICP Company to Pledgee as pledge for all indebtedness of ICP Company to
Pledgee pursuant to Service Agreements.

     Pursuant to the provisions of the Service Agreements, Pledgors and Pledgee have agreed to enter into this Agreement according to the following terms and conditions.

1. DEFINITIONS

     Unless otherwise provided herein, the terms below shall have the following meanings:

1.1 "Pledge Rights" means the rights set forth in Article 2 of this Agreement.

1.2 "Share Equity" means the equity interest held by Pledgors in ICP Company.

1.3 "Pledged Property" means the equity interest and the dividends deriving therefrom pledged by Pledgors to Pledgee under this Agreement.

1.4 "Secured Indebtedness" means all the amounts payable by ICP Company to Pledgee under the Service Agreements, including the Service Fee and interests accrued thereon, liquidated damages, compensations, costs and expenses incurred by Pledgee in connection with collection of such fees, interest, damages and compensations, and losses incurred to Pledgee as a result of any default by ICP Company and other expenses payable under the Service Agreements.

1.5 "Term of Pledge" means the term stated in Section 4.1 of this Agreement.

1.6 "Service Agreements" means all the agreements entered into by ICP Company and Pledgee as set forth in Appendix 1 hereto.

1.7 "Event of Default" means any event set forth in Article 8 of this Agreement.

1.8 "Notice of Default" means the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.


2. PLEDGE RIGHTS

2.1 Pledgors hereby pledge to Pledgee all of their Share Equity in ICP Company to secure the Secured Indebtedness of ICP Company. Pledge Rights shall mean Pledgee's

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priority right in receiving compensation from the proceeds of convert, auction or sale of the Pledged Property pledged by Pledgors to Pledgee, which includes the dividends generated by the Share Equity during the term of this Agreement.


3. SCOPE OF PLEDGE SECURITY

3.1 The scope of pledge security hereunder shall cover all of the Secured Indebtedness, including all the Service Fee and interest accrued thereon, liquidated damages, compensation, costs for actualizing creditor's right arising out of Service Agreements paid by ICP Company to Pledgee, or losses incurred to Pledgee as a result of any default by ICP Company and all other expenses payable under the Service Agreements.


4. TERM OF PLEDGE AND REGISTRATION

4.1 This Agreement shall become effective on the date when the Pledge hereunder is registered in the Shareholders' List of ICP Company. The term of the Pledge shall be the same as the term of the Strategy Consulting Services Agreement (should the term of the Strategy Consulting Services Agreement be extended, the term of the Pledge shall be extended accordingly). Pledgors shall cause ICP Company to register the Pledge hereunder in its Shareholders' List within three
(3) days after this Agreement is executed.

4.2 In the event that any change of the matters registered in ICP Company's Shareholders' List is required as a result of change of any matters relating to the Pledge, Pledgors and Pledgee shall cause the matters registered in ICP Company's Shareholders' List be changed accordingly within fifteen (15) days after such change takes place.


5. CUSTODY OF CERTIFICATES

     Pledgors shall deliver to Pledgee the capital contribution certificates with respect to their interest in ICP Company and ICP Company's Shareholders' List within seven (7) days after this Agreement is executed.


6. REPRESENTATIONS AND WARRANTIES OF PLEDGORS

6.1 Pledgors are legally registered shareholders of ICP Company.


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6.2 Pledgors fully understand the contents of the Service Agreements and have entered into this Agreement voluntarily with genuine expression. The signatories signing this Agreement on behalf of Pledgors have the rights and authorizations to do so.

6.3 All documents, materials and certificates provided by Pledgors to Pledgee hereunder are correct, true, complete and valid.

6.4 When Pledgee exercises its right hereunder at any time in accordance with this Agreement, there shall be no intervention from any other parties.

6.5 Pledgee shall have the right to dispose of and transfer the Pledge Rights in accordance with the provisions hereof.

6.6 Pledgors have not created any pledge right over the Share Equity other than the Pledge created to Pledgee hereunder.


7. COVENANTS OF PLEDGORS

7.1 For the benefit of Pledgee, Pledgors hereby make the following covenants, during the term of this Agreement:

     7.1.1 without the prior written consent of Pledgee, Pledgors shall not transfer the Share Equity, or create or consent to any creation of any pledge over, the Share Equity that may affect Pledgee's rights and interests hereunder, or cause the shareholders' meetings of ICP Company to adopt any resolution on sale, transfer, pledge or in other manner disposal of the Share Equity or approving the creation of any other security interest on the Share Equity, unless otherwise provided the Share Equity may be transferred to Pledgee or any party designated by Pledgee according to Call Option and Cooperation Agreement [ ], 2007 among Pledgors, ATA Testing Authority (Holdings) Limited and ICP Company, or Pledgors may transfer the Share Equity to each other to the extent such transfer will not effect validity of Pledge Rights hereunder (the transferring Pledgor shall deliver a prior notice to Pledgee before making the transfer).

     7.1.2 Pledgors shall comply with all laws and regulations applicable to the Pledge. Within five (5) days of receipt of any notice, order or recommendation issued or promulgated by competent government authorities relating to the Pledge, Pledgors shall deliver such notice, order or recommendation to Pledgee, and shall comply with

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the same, or make objections or statements with respect to the same upon
Pledgee's reasonable request or with Pledgee's consent.

     7.1.3 Pledgors shall promptly notify Pledgee of any event or notice received by Pledgors that may have a material effect on Pledgee's rights in the Pledged Property or any portion thereof, as well as promptly notify Pledgee of any change to any warranty or obligation of Pledgors hereunder, or any event or notice received by Pledgors that may have a material effect to any warranty or obligation of the Pledgors hereunder.

7.2 Pledgors warrant that Pledgee's exercise of the Pledge Rights as pledge pursuant to this Agreement shall not be interrupted or impaired by Pledgors or any successors or representatives of Pledgors or any other parties through any legal proceedings.

7.3 Pledgors hereby warrant to Pledgee that, to protect or perfect the security interest created by this Agreement to secure the Secured Indebtedness, Pledgors will execute in good faith, and cause other parties who have an interest in the Pledge Rights to execute, all certificates of rights and instruments as requested by Pledgee, and/or take any action, and cause other parties who have an interest in the Pledge Rights to take any action, as requested by Pledgee, and facilitate the exercise by Pledgee of its rights and authority provided hereunder, and execute all amendment documents relating to certificates of Share Equity with Pledgee or its designated person(s) (natural persons/legal persons), and shall provide Pledgee, within a reasonable period of time, with all notices, orders and decisions regarding the Pledge Rights requested by Pledgee. Pledgors hereby warrant to Pledgee that, for Pledgee's benefit, Pledgors shall comply with and perform all warranties, covenants, agreements, representations and conditions provided hereunder. In the event that Pledgors fail to perform or partially perform any warranties, covenants, agreements, representations and conditions, Pledgors shall indemnify Pledgee for all of its losses resulting therefrom.


8. EVENTS OF DEFAULT

8.1 Each of the following events shall constitute an Event of Default:

     8.1.1 ICP Company fails to pay in full any Secured Indebtedness on time;

     8.1.2 Any representation or warranty made by Pledgors under Article 6 of this Agreement is materially misleading or untrue, or Pledgors have violated any of the warranties in Article 6 of this Agreement;

     8.1.3 Pledgors breach any of the covenants in Article 7 of this Agreement;

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     8.1.4 Pledgors breach any other provisions of this Agreement;

     8.1.5 Pledgors give up all or any part of the Pledged Property, or transfer all or any part of the Pledged Property without the written consent of Pledgee (except the transfers permitted hereunder);

     8.1.6 Any of Pledgors' loans, guarantees, indemnification, commitment or other indebtedness to any third party (1) have been subject to a demand of early repayment or performance due to an event of default; or (2) have become due but failed to be repaid or performed in a timely manner, thus leading Pledgee to believe that Pledgors' ability to perform their obligations under this Agreement has been impaired;

     8.1.7 Pledgors are unable to repay any other material debts;

     8.1.8 Any applicable laws have rendered this Agreement illegal or made it impossible for Pledgors to continue to perform their obligations hereunder;

     8.1.9 All approvals, licenses, permits or authorizations from government agencies that make this Agreement enforceable, legal and effective have been withdrawn, terminated, invalidated or substantively revised;

     8.1.10 Any adverse change has taken place to any properties owned by Pledgors, which leads Pledgee to believe that Pledgors' ability to perform their obligations under this Agreement has been affected;

     8.1.11 The successor or trustee of ICP Company is only able to partially perform or refuses to perform the payment obligations under the Service Agreements;

     8.1.12 Any breach of other provisions of this Agreement resulting from any action or omission by Pledgors; and

     8.1.13 Any other event whereby Pledgee is unable to exercise its right with respect to the Pledge hereunder pursuant to relevant laws.

8.2 Pledgors shall immediately notify Pledgee in writing of any event set forth in Section 8.1 or any circumstance which may lead to any such event as soon as Pledgors know or are aware of such event.

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8.3 Unless an Event of Default set forth in this Section 8.1 has been resolved to the satisfaction of Pledgee, Pledgee may, upon the occurrence of an Event of Default or at any time thereafter, issue a Notice of Default to Pledgors in writing and demand that Pledgors to immediately pay all the amounts due under the Service Agreements and all other amounts payable due to Pledgee, or exercise Pledge Rights in accordance with the provisions of this Agreement as permitted by Chinese laws and regulations.


9. EXERCISE OF PLEDGE RIGHTS

9.1 Prior to the full payment of Secured Indebtedness under the Service Agreements, Pledgors shall not assign, or in any other manner dispose of, the Pledged Property without Pledgee's written consent.

9.2 If there is any event of Default as set forth in Article 8, Pledgee shall issue a Notice of Default to Pledgors when exercising the Pledge Rights.

9.3 Subject to the provisions of Section 8.3, Pledgee may exercise the right to dispose of the Pledged Property concurrently with the issuance of the Notice of Default in accordance with Section 8.3 or at any time after the issuance of the Notice of Default.

9.4 Pledgee shall have the right to dispose of the Pledged Property under this Agreement in part or in whole in accordance with legal procedures as permitted by Chinese law (including but not limited to negotiated transfer, auction or sale of the Pledged Property) and receive a priority payment from the proceeds of the Pledged Property until all of the Secured Indebtedness have been fully repaid.

9.5 When Pledgee disposes of Pledge Property in accordance with this Agreement, Pledgors shall not create any impediment, and shall provide necessary assistance to enable Pledgee to exercise the Pledge Rights.


10. ASSIGNMENT

10.1 Without Pledgee's prior consent, Pledgors cannot give away or assign to any party their rights and obligations under this Agreement.

10.2 This Agreement shall be valid and binding on each Pledgor and their respective successors.

10.3 Pledgee may assign any and all of its rights and obligations under the Service Agreements to its designated person(s) (natural/legal persons) ("Assignee") at any

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time, in which case the Assignee shall have the rights and obligations of
Pledgee under this Agreement, as if it were a party to this Agreement.

10.4 In the event that the Pledgee changes due to any transfer permitted hereunder, the new parties to the Pledge shall execute a new pledge agreement.


11. TERMINATION

     This Agreement shall be terminated when the Secured Indebtedness has been fully repaid and ICP Company is no longer obliged to undertake any obligations under the Service Agreements. In this circumstance, Pledgee shall cancel or terminate this Agreement as soon as reasonably practicable.


12. HANDLING FEES AND OTHER EXPENSES

12.1 All fees and out of pocket expenses relating to this Agreement, including but not limited to legal fees, cost of documentation, stamp duty and any other taxes and fees, shall be borne by Pledgors. In the event that the law requires Pledgee to pay any taxes, Pledgors shall reimburse Pledgee for such taxes paid by Pledgee.

12.2 In the event that Pledgors fail to pay any taxes or fees in accordance with the provisions of this Agreement, or due to any other reasons, Pledgee has to recover such taxes and fees payable by Pledgors through any means or in any manner, all costs and expenses (including but not limited to all the taxes, handling fees, management fees, cost of litigation, attorney's fees and insurance premiums) resulting therefrom shall be borne by Pledgors.


13. FORCE MAJEURE

13.1 In the event that the performance of this Agreement is delayed or impeded by "an event of force majeure", the party affected by such event of force majeure shall not be liable for any liability hereunder with respect to the part of performance being delayed or impeded. "An event of force majeure" means any event beyond the reasonable control of the effected party and cannot be avoided even if the affected party has exercised reasonable care, which include but not limited to government actions, acts of God, fire, explosions, geographic changes, storms, flood, earthquakes, tides, lightning and war. Notwithstanding the foregoing, a lack of credit, funds or financing shall not be deemed as a circumstance beyond the reasonable control of an effected party. The party affected by "an event of force majeure" and seeking to relieve the performance liability under this Agreement or any provisions thereof shall notify the

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other party of its intention for seeking such relief and the measures it will take to reduce the impact of the force majeure as soon as possible.

13.2 The party affected by force majeure shall not be liable for any liability with respect to the part of performance being delayed or impeded if the effected party has taken reasonable efforts to perform this Agreement. As soon as the cause of such relief is corrected and remedied, the Parties shall use their best efforts to resume the performance of this Agreement.


14. RESOLUTION OF DISPUTES

14.1 This Agreement shall be governed by and construed according to the laws of the PRC.

14.2 In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall first try to resolve the dispute through friendly consultations with good faith. Within thirty (30) days upon failure of such consultations, any party may submit the relevant disputes to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration tribunal shall be three (3) arbitrators and shall be administered in Beijing and the language used for the arbitration shall be Chinese. The arbitration award shall be final and binding on all parties. Unless otherwise decided by the arbitration tribunal, the arbitration fee shall be borne by the losing party.


15. NOTICES

     Notices sent by the parties hereto shall be in writing ("in writing" shall include facsimiles and telexes). If sent by hand, such notice shall be deemed to have been delivered upon actual delivery; if sent by telex or facsimile, such notice shall be deemed to have been delivered at the time of transmission. If the date of transmission is not a business day or if transmission is after working hours, then the next business day shall be deemed as the date of delivery. The address of delivery shall be the addresses of the Parties stated on the first page of this Agreement or addresses notified in writing at any time after this Agreement is executed. The form of writing shall include fax and telex.


16. AMENDMENTS, TERMINATION AND CONSTRUCTION

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16.1 This Agreement shall not be amended, modified or terminated unless such amendment, modification and termination has been agreed by all of the Parties and Parties have obtained all necessary authorization and approvals with respect to such amendment, modification and termination (including the approval that Pledgee must obtain from the audit committee or other independent body established according to the Sarbanes-Oxley Act and the NASDAQ Rules under the board of directors of its overseas holding company -- ATA, Inc.). The attachments, appendixes and other amendments and modifications shall constitute the integral part of this Agreement.

16.2 The duly signed supplemental agreements and amendment to this Agreement shall be the integral part of this Agreement and shall have the equivalent legal effect. 16.3 The provisions to this Agreement are severable from each other. The invalidity of any provision hereof shall not effect the validity or enforceability of any other provision hereof.


17. EFFECTIVENESS AND OTHERS

17.1 This Agreement shall take effect upon satisfaction of the following conditions:

     (1) This Agreement has been executed by all parties hereto; and
     (2) Pledgors have recorded the Pledge of Pledge Property hereunder in the Shareholders' List of ICP Company and have handed over such list to Pledgee.

17.2 If any provision of this Agreement is invalid or unenforceable because of inconsistent with the relevant laws, such provision shall be only deemed invalid in such jurisdiction and shall not affect the validity of the remaining provisions.

17.3 This Agreement shall fully replace and substitute the Equity Pledge Agreement dated October 27 2006 entered by ATA Learning (Beijing), Inc., Ma Xiaofeng, Wang Lin and Wang Jianguo.

17.4 This Agreement is written in Chinese in three counterparts. Each of the Parties shall hold one counterpart. Those counterparts shall have the same legal effect.

IN WITNESS WHEREOF, the parties have caused this Agreement executed by their duly authorized representatives in Beijing on the date first above written.

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[Execution Page Only]


Pledgor A:
Signature: Ma Xiao Feng



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Pledgor B:
Signature: Wang Lin



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Pledgee: ATA Learning (Beijing), Inc. [COMPANY SEAL]




Authorized representative:
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